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                                                                     EXHIBIT 5.2




                                November 1, 1996

North American Vaccine, Inc.
12103 Indian Creek Court
Beltsville, Maryland  20705

         Re:     North American Vaccine, Inc.
                 Registration Statement on Form S-3
                 Registration Number 333-8851

Ladies/Gentlemen:

         We have acted as counsel to North American Vaccine, Inc., a Canadian corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3, Registration Number 333-8851 ("Registration Statement"), under the Securities Act of 1933, as amended, covering the issuance and sale by the Corporation of $86,250,000 of 6.50% Convertible Subordinated Notes due May 1, 2003 (the "Notes") and the common stock, no par value, issuable upon conversion of the Notes (the "Stock").

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings of the Board of Directors, and original, reproduced or certified copies of such records of the Corporation and such agreements, certifictes of public officials, certifictaes of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, we are of the opinion that the Notes have been duly authorized, executed, authenticated, and delivered by the Corporation and constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms and entitled to the benefits under the Indenture pursuant to which they were issued.

         We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.


                                        Very truly yours,

                                        /s/ KIRKPATRICK & LOCKHART LLP

                                        KIRKPATRICK & LOCKHART LLP